                                                                   EXHIBIT 99.01

                               HOMESTORE.COM, INC.

    UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL INFORMATION

                                    Overview


     In February 2001, the Company acquired all the outstanding shares of the Move.com Group from Cendant Corporation ("Cendant") valued at $757.3 million. In connection with the acquisition, the Company issued an aggregate of 21.4 million shares of the Company's common stock in exchange for all the outstanding shares of capital stock of the Move.com Group and assumed approximately 3.2 million outstanding stock options of Move.com, Inc. Cendant is restricted in its ability to sell the Homestore.com shares it received in the acquisition and has agreed to vote such shares on all corporate matters in proportion to the voting decisions of all other stockholders. In addition, Cendant has agreed to a ten-year standstill agreement that, under most conditions, prohibits Cendant from acquiring additional Homestore.com shares. The acquisition has been accounted for as a purchase. The acquisition cost has been allocated to assets acquired and liabilities assumed based on estimates of their respective fair values. The excess of purchase consideration over net tangible assets acquired of $798.2 million has been allocated to goodwill and other identifiable intangible assets and is being amortized on a straight-line basis over estimated lives ranging from two to fifteen years.

     Homestore's unaudited pro forma condensed combined consolidated statements of operations for the nine months ended September 30, 2001 give effect to the acquisition of the Move.com Group as if it had occurred on January 1, 2001.

     The unaudited pro forma condensed combined consolidated statements of operations are not necessarily indicative of the operating results that would have been achieved had the transactions been in effect as of January 1, 2001 and should not be construed as being representative of future operating results.


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                              HOMESTORE.COM, INC.

   UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENT OF OPERATIONS

                      NINE MONTHS ENDED SEPTEMBER 30, 2001
                    (in thousands, except per share amounts)

                                                                                            Move.com                         Pro
                                                                             Homestore.com    Group      Adjustments        Forma
                                                                             -------------  --------     -----------      ---------
Revenues...................................................................  $  350,909     $ 13,149     $    (202)(1)    $ 363,856

Cost of revenues (including non-cash equity charges, see note 8)...........      93,782        3,867          (231)(2)       97,204
                                                                                                              (214)(2)

                                                                             ----------     --------     ---------        ---------
Gross profit...............................................................     257,127        9,282           243          266,652
                                                                             ----------     --------     ---------        ---------

Operating expenses:
   Sales and marketing (including non-cash equity charges, see note 8).....     199,363       10,318           (54)(1)      210,661
                                                                                                                 9 (2)
                                                                                                             1,025 (3)
   Product development (including non-cash equity charges, see note 8).....      24,310            -           214 (2)       24,524
   General and administrative (including non-cash equity charges, see
    note 8)................................................................      89,677        5,504          (447)(2)       94,734

   Depreciation and amortization of intangible assets......................     146,050          234           231 (2)      166,609
                                                                                                            20,328 (4)
                                                                                                              (234)(5)
   Acquisition-related and other one-time charges..........................      15,632            -             -           15,632
                                                                             ----------     --------     ---------        ---------
Total operating expenses...................................................     475,032       16,056        21,072          512,160
                                                                             ----------     --------     ---------        ---------
Loss from operations.......................................................    (217,905)      (6,774)      (20,829)        (245,508)
Interest income, net.......................................................      10,244          (21)            -           10,223
Other expense, net.........................................................     (38,166)      (2,308)        2,483 (2)      (37,991)
                                                                             ----------     --------     ---------        ---------
Net loss before income tax.................................................    (245,827)      (9,103)      (18,346)        (273,276)

Income tax expense/(benefit)...............................................           -        3,956        (3,956)(6)            -

Net loss...................................................................  $ (245,827)    $ (5,147)    $ (22,302)       $(273,276)
                                                                             ==========     ========     =========        =========

Historical basic and diluted net loss per share............................  $    (2.35)
                                                                             ==========

Shares used to calculate historical
   basic and diluted net loss per share....................................     104,422
                                                                             ==========

Pro forma basic and diluted net loss per share.............................                                               $   (2.53)
                                                                                                                          =========

Shares used to calculate pro forma
    basic and diluted net loss per share...................................                                               108,022(7)
                                                                                                                          =========

  See accompanying Notes to Unaudited Pro Forma Condensed Combined Consolidated
                            Financial Information.

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                              HOMESTORE.COM, INC.

     NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL
                                  INFORMATION

       Pro forma adjustments reflect the following in the unaudited pro forma consolidated statement of operations:

   (1) Elimination of intercompany transactions

   (2) Reclass of revenue, expenses and other income, to conform to the financial statement presentation of Homestore.com, Inc.

   (3) Stock-based charges relating to the assumption of the Move.com Group's unvested options

   (4) Amortization of goodwill and other identifiable intangible assets with expected lives ranging from 2 to 15 years with a weighted average life of
       5.8 years

   (5) Elimination of the Move.com Group's intangible assets and related amortization

   (6) Elimination of the Move.com Group tax benefit that was a result of a tax sharing arrangement. On a pro forma basis no benefit will be recognized due to the likelihood that Homestore.com may not generate sufficient taxable income to utilize the benefit

   (7) Additional weighted average shares used in the calculation of pro forma basic and diluted net loss per share applicable to common stockholders reflect the issuance of 21,361,605 shares of common stock as part of the Move.com Group purchase consideration as if they had been issued on January 1, 2001

   (8) The following chart summarizes the pro forma stock-based charges that have been included in the following captions for the period presented (in thousands):

                                                                 For the Nine
                                                                    Months
                                                              Ended September 30,
                                                                     2001
                                                              -------------------
Cost of revenues..........................................          $   349
Sales and marketing.......................................           56,279
Product development.......................................              328
General and administrative................................            3,228
                                                                    -------
                                                                    $60,184
                                                                    =======